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NARA BANK, NATIONAL ASSOCIATION

SUBORDINATED NOTE PURCHASE AGREEMENT

    THE SUBORDINATED NOTES PURCHASED PURSUANT HERETO SHALL EVIDENCE CAPITAL IN NARA BANK, NATIONAL ASSOCIATION, AS PROVIDED IN THE RULES, REGULATIONS AND POLICIES OF THE COMPTROLLER OF THE CURRENCY AND SHALL NOT BE DEPOSITS NOR BE INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, SHALL BE UNSECURED AND SHALL BE INELIGIBLE AS COLLATERAL FOR ANY LOAN MADE BY THE BANK.

    This Subordinated Note Purchase Agreement ("Agreement" or "Purchase Agreement") is made and entered into as of      , 1999, by and between Nara Bank, National Association, a national banking association located at 3701 Wilshire Boulevard, Suite 220, Los Angeles, California 90010 ("Bank"), and            ("Purchaser"), whose address is            , with reference to the following facts:

ARTICLE I
RECITALS

    1.1 The Bank desires to increase its capital by offering subordinated capital notes ("Notes") in an aggregate principal amount of up to Five Million Dollars ($5,000,000), which shall be offered and issued in the minimum principal amount of $250,000 or additional $50,000 integral amounts thereof; shall be in the form of Exhibit A hereto, have a maturity date of September 20, 2004, and shall bear interest at a fixed 9.00% rate per annum.

    1.2 Purchaser desires to purchase a Note in the aggregate principal amount of            Dollars ($            ).

    NOW, THEREFORE, on the basis of the foregoing facts and in consideration of the mutual covenants, agreements, representations and warranties contained herein, the parties hereto agree as follows:

ARTICLE II
PURCHASE AND SALE OF NOTES

    2.1 The Bank shall issue, and Purchaser shall purchase, a Note in the aggregate principal amount of            Dollars ($            ) upon payment by Purchaser of the aggregate principal amount. The Purchaser shall designate the face amount of each Note in integral multiples of $50,000, but in no event shall a Note be issued in principal amount of less than $250,000. Consummation of the purchase (the "Closing") shall take place after the execution of this Purchase Agreement and the execution of a similar Purchase Agreement by each of the other persons desiring to purchase a Note, which date shall be selected by the Bank (the "Closing Date"). The Purchaser shall tender the aggregate principal amount of the Note to be purchased by Purchaser by wire transfer or cashiers check for same day funds along with this properly completed and executed Purchase Agreement to Bank at its headquarters offices on or before 5:00 p.m. on the Closing Date.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

    3.1 Bank Representations. The Bank hereby represents and warrants to, and agrees with Purchaser, as follows:

      (a) Capital Structure. The authorized capital stock of the Bank consists of 10,000,000 shares of Common Stock, par value $3 per share. As of the date hereof, there are 4,399,753 shares of Common Stock issued and outstanding. All outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable (except as provided in Title 12 of the United States Code) and none of the outstanding shares of Common Stock has been issued in violation of the preemptive rights of any Person.

      (b) Organization, Standing and Authority of the Bank. The Bank is a national banking association duly incorporated and validly existing under the laws of the United States of America with full corporate power and authority to own or lease all of its properties and assets and to carry on its business as now conducted and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such licensing or qualification and where the failure to be so licensed, qualified or in good standing would not have a material adverse effect on the Bank. The deposit accounts of the Bank are insured by the Federal Deposit Insurance Corporation to the maximum extent permitted by the FDIC and the Bank has paid all premiums and assessments required by the FDIC.

      (c) Authority. The Bank has full corporate power and authority to perform its respective obligations under this Agreement, and the execution, delivery and performance by the Bank of this Agreement have been duly authorized by all necessary corporate action on the part of the Bank.

      (d) Due Execution. This Agreement constitutes, and when duly authorized, executed and delivered by the Bank, will constitute a valid and binding obligation of the Bank enforceable against the Bank in accordance with its terms, except (i) as the enforceability may be limited by bankruptcy, insolvency, moratorium and similar laws affecting creditors' rights generally and (ii) as the rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

      (e) No Conflict. The execution, delivery and performance of this Agreement will not conflict with or constitute a breach of, or a default under (i) the Articles of Association, or the Bylaws of the Bank, (ii) any material obligation, agreement, indenture, bond, debenture, note, instrument or any other evidence of indebtedness to which the Bank is a party or its assets may be subject, or (iii) any law, ordinance, order, license, rule or other regulation or demand of any court or governmental agency, arbitration panel or authority applicable to the Bank.

    3.2 Purchaser Representations and Warranties. Purchaser hereby represents and warrants to, and agrees with, the Bank as follows:

      (a) Investment Intent. The Note to be acquired by Purchaser hereunder is being acquired for Purchaser's own account for investment and with no intention of distributing or reselling such Notes or any part thereof or interest therein in any transaction which would be in violation of the securities laws of the United States or any State; without prejudice, however, to a Purchaser's right, subject to the provisions of this Purchase Agreement, at all times to sell or otherwise dispose of all or any part of such Notes under an effective registration statement under the federal Securities Act of 1933 and other applicable State securities laws or under an exemption from such registration and in compliance with the rules and regulations of the Office of the Comptroller of the Currency.

      (b) Agreements. Purchaser has no agreement, understanding, or arrangement with any other person, firm, or corporation, or any intention of entering into any such agreement, understanding, or arrangement, to sell, transfer, or assign, in violation of any state or federal securities law, any part or all of the Note, or which would permit any person, firm, or corporation, in violation of any state or federal securities law, to participate in or otherwise be entitled to any rights or interest as to any part or all of the Note.

      (c) Accredited Investor. At the time it was offered the Notes, it was, at the date hereof, it is, and at the Closing, it will be, an "accredited investor" as defined in Rule 501(a) under the Securities Act, and has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Notes and has so evaluated the merits and risks of such investment, is able to bear the economic risk of such investment and, at the present time, is able to afford a complete loss of such investment. Purchaser has executed the Purchaser Questionnaire, a copy of which is attached as Exhibit B to this document, attesting to its status as an accredited investor.

      (d) Legal Restraints. Purchaser is not engaged in, nor to the best of Purchaser's knowledge threatened with, any legal action or other proceeding before any court or administrative agency (except such regulatory procedures as may be required in order to consummate the transactions contemplated hereby) that would delay, inhibit or prevent the consummation of the transactions contemplated by this Purchase Agreement, and except as may be disclosed to the Bank in writing, there are no facts of which Purchaser is aware which would reasonably afford a basis for a cause of action against Purchaser that would delay, inhibit or prevent the consummation of the transactions contemplated by this Purchase Agreement. Purchaser is not currently charged with, nor, to Purchaser's knowledge, currently under investigation with respect to, any material violation of foreign, federal, state or local law or administrative regulations that would delay, inhibit or prevent the consummation of the transactions contemplated by this Agreement.

      (e) Solicitation. There has been direct communication and negotiation between Purchaser and the Bank, and Purchaser is not aware of any advertisement by the Bank with respect to the Notes. Purchaser and Purchaser's representatives have had the opportunity to ask questions of, and receive answers from, the Bank or any person acting on its behalf concerning the financial condition, business, affairs, and prospects of the Bank.

      (f)  Offering Materials. Purchaser has received the Subordinated Note Offering Materials dated as of September 1, 1999 (the "Offering Materials") from the Bank and has had an opportunity to review and consider the Offering Materials and the information included therein, including, but not limited to, the risk factors set forth therein.

      (g) Transfer Restrictions. If a Purchaser should decide to dispose of any of the Notes, such Purchaser understands and agrees that it may do so only pursuant to an effective registration statement under the Securities Act or as set forth below, and the equivalent securities laws of the OCC: (i) to the Bank; (ii) to any person or entity reasonably believed by such Purchaser to be a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in compliance with Rule 144A under the Securities Act, (iii) pursuant to an exemption from registration set forth in Rule 144 under the Securities Act; or (iv) to any person who is reasonably believed by such Purchaser to be an accredited investor and that, prior to such transfer, furnishes to the Purchaser and Bank a signed letter confirming its status as an accredited investor and agreeing to the restrictions on transfer of any Notes set forth in this Agreement. In connection with any transfer of any Notes other than (i) any transfer pursuant to an effective registration statement or (ii) any transfer by a qualified institutional buyer (as defined in Rule 144A under the Securities Act) pursuant to clause (i) or (ii) above, the Bank may require that the transferor of any such Note provide the Bank an opinion of counsel experienced in the area of United States securities laws selected by the transferor, which counsel shall be and the form and substance of which opinion shall be, reasonably satisfactory to the Bank, to the effect that such transfer does not require registration of such Notes under the Securities Act or any State securities laws. In connection with any transfer pursuant to clause (ii) above, the Bank may request reasonable certification as to the status of the transferor's transferee as a qualified institutional buyer.

      (h) Stop Transfer Instructions. Each Purchaser agrees that the Bank shall be entitled to make a notation on its records and give instructions to any transfer agent of the Notes in order to implement the restrictions on transfer set forth in Section 3.2(g) of this Agreement.

      (i)  Due Execution. This Agreement has been duly executed and delivered by Purchaser or on its behalf and constitutes a valid and binding obligation of such Purchaser, enforceable against the Purchaser in accordance with its terms, except that (i) enforceability may be limited by bankruptcy, insolvency, moratorium and similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

      (j)  No Conflict. The execution, delivery and performance of this Agreement by Purchaser do not and will not, as applicable, conflict with or constitute a breach or a default under (i) its articles of incorporation, charter or other organizational document or bylaws, as applicable, (ii) any material obligation, agreement, indenture, bond, debenture, note, instrument or any other evidence of indebtedness to which it is a party or its assets are subject or (iii) any law, ordinance, order, license, rule or other regulation or demand of any court or governmental agency, arbitration panel or authority applicable to it.

      (k) Access to Information. Each Purchaser acknowledges that prior to the date hereof and, subject to the Bank's compliance with its obligations pursuant to Section 5.2.hereof, on and subsequent to the date hereof, it has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Bank concerning the terms and conditions of the offering of the Notes and the merits and risks of investing in the securities of the Bank and (ii) access to information about the Bank and the Bank's financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment in the Notes.

      (l)  Reliance. Each Purchaser understands and acknowledges that (i) the Securities are being offered and sold without registration under the Securities Act in a private placement that is exempt from the registration provisions of the Securities Act and (ii) such exemption depends in part on, and that the Bank and its counsel will rely upon, the accuracy and truthfulness of the foregoing representations and warranties of such Purchaser, and such Purchaser hereby consents to such reliance.

      (m) Governmental Authorization. No consent, approval, order or other authorization of any governmental, administrative or regulatory body or agency, whether foreign or domestic, is legally required by or on behalf of the Purchaser in connection with the execution, delivery and performance of this Agreement to which it will become a party.

      (n) Legends. Each Purchaser agrees to the imprinting, so long as appropriate, on certificates representing the Notes of the legend set forth in Exhibit C hereto. The legends required above may be removed if and when the applicable Securities are disposed of pursuant to an effective registration statement under the Securities Act or in the opinion of counsel to the Bank experienced in the area of United States securities laws such legend is no longer required under applicable requirements of the securities laws.

      (o) Legal Limitation on the Interest Rate for the Notes. The interest rate on the Note shall in no event be permitted to exceed the maximum interest rate allowed by law and, if the Purchaser is found to have received a payment of interest from the Bank which was calculated utilizing an interest rate which exceeded the maximum interest rate allowed by law, the Purchaser shall be required to refund the excess interest to the Bank.

      (p) Broker or Finders. Purchaser is not a party to or obligated under any agreement with any broker or finder relating to the transactions contemplated hereby, and neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will result in any liability to any broker or finder.

ARTICLE IV
CONDITIONS PRECEDENT TO THE CLOSING

    4.1 Conditions to Obligation of the Parties. The respective obligations of each of the parties hereto to fulfill their obligations under Section 2.1 hereof at the Closing shall be subject to the satisfaction or waiver prior to the Closing of the following conditions:

      (a) All requirements prescribed by law which are necessary to the consummation of the transactions contemplated by this Agreement shall have been satisfied.

      (b) No party hereto shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of any of the transactions contemplated by this Agreement.

      (c) No statute, rule or regulation shall have been enacted, entered, promulgated, interpreted, applied or enforced by any governmental authority which prohibits, restricts or makes illegal consummation of any of the transactions contemplated by this Purchase Agreement.

      (d) Each of the parties hereto shall have received a counterpart to this Purchase Agreement, duly executed and delivered by the parties hereto, in form and substance satisfactory to the parties, which shall have been duly executed and delivered by the Bank, and the Purchaser, as applicable.

    4.2 Conditions to the Obligations of the Purchaser. The obligations of the Purchaser to fulfill its obligations under Section 2.1 hereof shall be subject to the satisfaction or waiver prior to the Closing of the following conditions:

      (a) Each of the representations and warranties of the Bank contained in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as if made on the Closing Date (or on the date when made in the case of any representation or warranty which specifically relates to an earlier date); the Bank shall have performed, in all material respects, each of its covenants and agreements contained in this Purchase Agreement to be performed prior to the Closing.

      (b) The Bank shall have delivered to each Purchaser a Note evidencing the subordinated debt being issued and sold by the Bank and purchased by the Purchaser registered in the name of the Purchaser.

      (c) No party to this agreement (other than the relevant Purchaser) shall be in material breach of this Purchase Agreement unless such breach shall have been waived in writing by each of the other parties to this Purchase Agreement.

      (d) Each Purchaser shall have received such other documents and instruments related to the transactions contemplated hereby as may have been reasonably required by it and are customary for transactions of this type, and all corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Purchase Agreement, shall be reasonably satisfactory in form and substance to it and its counsel, if any.

    4.3 Conditions to the Obligations of the Bank. The obligations of the Bank to fulfill its obligations under this Agreement, including without limitation the obligations set forth in Section 2.1 hereof, shall be subject to the satisfaction or waiver prior to the Closing of the following conditions:

      (a) Each of the representations and warranties of the Purchaser contained in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as if made on the Closing Date the Purchaser shall have performed, in all material reports, each of its covenants and agreements contained in this Purchase Agreement to be performed prior to closing. The Bank shall have received a certificate signed by each Purchaser who is an individual and by a duly authorized officer of each other Purchaser to the forgoing effect.

      (b) Each Purchaser shall have executed and delivered to the Bank the Purchaser Questionnaire attached hereto as Exhibit B.

      (c) Each Purchaser shall have delivered to the Bank the Note Purchase Price specified in Exhibit A for the Note to be issued and sold by the Bank and purchased by the Purchaser pursuant to this Agreement, as set forth on Exhibit A hereto, such amount to be payable (i) by wire transfer of immediately available funds to the Bank, or (ii) federal (same day) funds payable to the order of the Bank.

      (d) No party to this Purchase Agreement (other than the Bank) shall be in material breach of this Agreement unless such breach shall have been waived in writing by each of the other parties to this Purchase Agreement.

      (e) The Bank shall have received such other documents and instruments related to the transactions contemplated hereby as may have been reasonably required by the Bank and are customary for transactions of this type, and all corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Purchase Agreement, shall be reasonably satisfactory in form and substance to the Bank and its counsel.

ARTICLE V
COVENANTS

    5.1 Investigations and Confidentiality.

      (a) Prior to the Closing, the Bank shall permit each Purchaser and its representatives reasonable access to its properties and personnel, and shall disclose and make available to each Purchaser all books, papers and records relating to the assets, stock ownership, properties, operations, obligations and liabilities of the Bank, including, but not limited to, all books of account (including the general ledger), tax records, minute books of meetings of boards of directors (and any committees thereof) and shareholders, organizational documents, bylaws, material contracts and agreements, filings with any regulatory authority, accountants' work papers, litigation files, loan files, plans affecting employees, and any other business activities or prospects in which a Purchaser may have a reasonable interest, provided that such access shall be reasonably related to the transactions contemplated hereby and not unduly interfere with normal operations, and provided further that in the event that any of the foregoing are in the control of any third party, the Bank shall use its best efforts to cause such third party to provide access to such materials to each Purchaser who shall request the same. In the event that the Bank is prohibited by law from providing any of the access referred to in the preceding sentence to a Purchaser, it shall use its best efforts to obtain promptly waivers thereof so as to permit such access. The Bank shall make the directors, officers, employees and agents and authorized representatives (including counsel and independent public accountants) of the Bank available to confer with a Purchaser and its representatives, provided that such access shall be reasonably related to the transactions contemplated hereby and not unduly interfere with normal operations.

    5.2 All information furnished to a Purchaser by the Bank previously in connection with the transactions contemplated by this Purchase Agreement or pursuant hereto shall be treated as the sole property of the Bank and each Purchaser covenants, that it shall use its best efforts to keep confidential all such information and shall not directly or indirectly use such information for any competitive or other commercial purposes. The obligation to keep such information confidential shall continue for five years from the date hereof but shall not apply to (i) any information which (x) a

Purchaser can establish by convincing evidence was already in its possession prior to the disclosure thereof by the Bank; (y) was then generally known to the public; or (z) became known to the public through no fault of a Purchaser; or (ii) disclosures pursuant to a legal requirement or in accordance with an order of a court of competent jurisdiction, provided that a Purchaser shall use its best efforts to give the Bank at least ten business days prior notice thereof and shall limit such disclosure to the minimum amount required by such legal requirement or court order.

ARTICLE VI
MISCELLANEOUS

    6.1 Survival of Provisions. The representations, warranties and covenants of the Bank and the Purchasers made herein and each of the provisions of Articles V and VI shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Purchaser or the Bank, as the case may be, (ii) acceptance of any of the Notes and payment by the Purchasers therefor and retirement thereof, (iii) the transfer of any Notes or interest therein by any Purchaser, provided that no transferee may claim the benefit of any such representation or warranty, or (iv) any termination of this Agreement.

    6.2 Termination. This Agreement may be terminated (as between the party electing so to terminate it and the counterparty to which termination is directed) by giving written notice of termination to the applicable counterparty at any time prior to the Closing:

      (a) By the Bank if any of the conditions specified in Section 4.1 and 4.3 of this Agreement has not been met or waived by it pursuant to the terms of this Purchase Agreement by 4:00 p.m., Pacific Time on September 22, 1999; or

      (b) By any Purchaser if any of the conditions specified in Section 4.1 and 4.2 of this Agreement has not been met or waived by such Purchaser pursuant to the terms of this Agreement by 4:00 p.m., Pacific Time, on September 22, 1999; or

      (c) By mutual agreement of the Bank and Purchaser at any time.

    6.3 Waiver: Amendments.

      (a) No failure or delay on the part of the Bank or the Purchaser in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Bank or the Purchaser at law or in equity. No waiver of or consent to any departure by the Bank or the Purchaser from any provision of this Agreement shall be effective unless signed in writing by the party entitled to the benefit thereof. Except as otherwise provided herein, no amendment, modification or termination of any provisions of this Purchase Agreement shall be effective unless signed in writing by or on behalf of the Bank and the Purchaser. Any amendment, supplement or modification of or to any of this Purchase Agreement, any waiver of any provision of this Purchase Agreement, and any consent to any departure from the terms of any provision of this Purchase Agreement, shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Purchase Agreement, no notice to or demand on any party hereto in any case shall entitle another party hereto to any other or further notice or demand in similar or other circumstances.

    6.4 Communications. All notices, demands and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, telecopier, or air courier guaranteeing overnight delivery:

        (i)  if to any Purchaser, initially at the address set forth below its name on Exhibit A hereto, and thereafter at such other address, notice of which is given in accordance with this Section 6.4; and

        (ii) if to the Bank, initially at 3701 Wilshire Boulevard, Suite 220, Los Angeles, California 90010, Attention: President; and thereafter at such other address notice of which is given in accordance with this Section 6.4.

    All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being sent by certified mail, return receipt requested, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next Business Day if timely delivered to an air courier guaranteeing overnight delivery.

    6.5 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

    6.6 Binding Effect: Assignment. Prior to the Closing, the rights and obligations of any Purchaser under this Purchase Agreement may not be assigned to any other Person except with the prior written consent of the Bank, and after the Closing the rights and obligations of any Purchaser may be assigned by such Purchaser to any Person purchasing Notes from the Purchaser contemporaneously with such assignment (provided the rights so assigned shall apply to the Securities so purchased), subject to the provisions of Section 3.2(g). Except as expressly provided in this Purchase Agreement, this Purchase Agreement shall not be construed so as to confer any right or benefit upon any person other than the parties to this Purchase Agreement, and their respective successors and permitted assigns. This Purchase Agreement shall be binding upon the Bank and each Purchaser, and their respective successor and permitted assigns.

    6.7 Governing Law. This Agreement shall be deemed to be a contract made under the laws of the State of California, and for all purposes shall be construed in accordance with the laws of said state, without regard to principles of conflict of laws.

    6.8 Severability of Provision. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability only without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

    6.9 Headings and Gender. The Article and Section headings used or contained in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement. Use of a particular gender herein shall be considered to represent the masculine, feminine or neuter gender whenever appropriate.

    6.10 Fees and Expenses. Bank and Purchaser shall each be responsible for their own fees, costs and expenses incurred in connection with the transactions contemplated by this Agreement, including, but not limited to, regulatory fees and applicable attorneys' and accountants' fees.

    6.11 Attorneys Fees. In the event a suit is brought by either party to enforce any provision of this Purchase Agreement, the prevailing party shall be entitled to attorney's fees and costs incurred in connection with the prosecution or defense of such suit.

    6.12 Entire Agreement. This Purchase Agreement and the Notes and the Offering Materials to which it refers together constitute the entire agreement between Bank and Purchaser with respect to the issuance of Notes and no statement, representation, warranty or covenant has been made by either party with respect thereto except as expressly set forth herein.

    THE UNDERSIGNED PURCHASER ACKNOWLEDGES THAT THE PURCHASER OR THE PURCHASER'S REPRESENTATIVES HAVE READ THIS CAPITAL NOTE PURCHASE AGREEMENT AND REVIEWED OR HAD AN OPPORTUNITY TO REVIEW THE DOCUMENTS REFERRED TO HEREIN AND THE PURCHASER IS MAKING AN INVESTMENT IN THE CAPITAL NOTES BASED SOLELY UPON THE INFORMATION CONTAINED OR REFERRED TO HEREIN AND THEREIN AND THE PURCHASER'S OWN KNOWLEDGE OF THE FINANCIAL CONDITION, BUSINESS, AND AFFAIRS OF THE BANK.

    IN WITNESS WHEREOF, the parties to this Purchase Agreement have duly executed it on the day and year first above written.

NARA BANK, NATIONAL ASSOCIATION
By	Benjamin B. Hong President & Chief Executive Officer
PURCHASER
Name:

EXHIBIT A

[FORM OF SUBORDINATED NOTE]

EXHIBIT B

[FORM OF PURCHASER QUESTIONNAIRE]

EXHIBIT C

NOTE LEGEND

    THE NOTE REPRESENTED BY THIS DOCUMENT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR ANY PROVISIONS OF THE NATIONAL BANK ACT, AND IS A RESTRICTED SECURITY. THIS SECURITY MUST BE HELD INDEFINITELY UNLESS IT IS SUBSEQUENTLY REGISTERED UNDER THE ACT OR THE NATIONAL BANK ACT, AS APPLICABLE, OR AN OPINION OF COUNSEL FOR THE PROPOSED TRANSFEROR IS DELIVERED TO THE COMPANY, WHICH OPINION SHALL, IN FORM AND SUBSTANCE, BE REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL AND SHALL STATE THAT AN EXEMPTION FROM SUCH REGISTERATION IS AVAILABLE.THE SECURITY EVIDENCED BY THIS NOTE HAS NOT BEEN QUALIFIED UNDER THE CALIFORNIA CORPORATE SECURITIES LAW OF 1968, AS AMENDED (THE "CSL"), AND IS ALSO RESTRICTED UNDER THE PROVISIONS OF THAT LAW. THIS SECURITY MUST BE HELD INDEFINITELY UNLESS IT IS SUBSEQUENTLY QUALIFIED UNDER THE CSL OR IS OTHERWISE EXEMPT FROM QUALIFICATION UNDER THAT LAW."

NARA BANK, NATIONAL ASSOCIATION
SUBORDINATED NOTE

Date: September , 1999	Principal Amount $

    THIS OBLIGATION IS NOT A DEPOSIT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION. THIS OBLIGATION IS NOT SECURED, IS SUBORDINATED TO THE CLAIMS OF DEPOSITORS AND OTHER CREDITORS AND IS INELIGIBLE AS COLLATERAL FOR ANY LOAN BY BANK.

    IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, UNLESS THE TRANSFEREE IS AN ACCREDITED INVESTOR AS DEFINED IN REGULATION D OF THE FEDERAL SECURITIES ACT OF 1933.

    FOR VALUE RECEIVED, Nara Bank, National Association, a national banking association ("Bank"), promises to pay to the order of            ("Purchaser"), at Purchaser's address at            ,            , in lawful money of the United States, the principal amount of            Dollars ($            ), together with interest from the date hereof on the part of the principal amount from time to time remaining unpaid until such principal is paid in full at the fixed rate of nine percent (9.00%) per annum.

    This Capital Note ("Note") is one of an authorized issuance of Notes by Bank offered by a private placement to existing or new investors pursuant to certain Offering Materials provided to Purchaser and subject to each Purchaser's and Bank's execution of a form of Capital Note Purchase Agreement (the "Purchase Agreement") effective as of the date hereof and subject to the following terms and conditions:

    Maturity.  The entire unpaid principal of this Note and any accrued interest then unpaid shall be due and payable on or before September 30, 2004.

    Interest Payments.  Interest on this Note shall be due and payable quarterly as it accrues on the first day of each January, April, July and October (each date, an "Interest Payment Date") until this Note is paid in full, commencing on the first such day next succeeding the date of this Note. All payments on this Note shall be applied first to accrued interest and the balance, if any, to principal. The interest payable on each Note will be paid to the registered holder of the Note whose name is recorded in the Register of Notes to be maintained by Bank by check mailed to the registered address of such person as it shall appear on the Register of Notes upon the close of business fifteen (15) days following an Interest Payment Date.

    Redemption.  The Notes (including this Note) shall have no scheduled payments of principal prior to maturity. However, the Notes may be redeemed, in whole or in part, prior to their maturity and on or after three (3) years from the date of this Note, upon the mailing by Bank of a notice (the "Redemption Notice") at the election of Bank and without penalty (subject to the required prior approval of prepayment or payment pursuant to an acceleration clause by the Office of the Comptroller of the Currency ("OCC") should Bank no longer meet the certain OCC capital and supervisory requirements), not less than sixty (60) days nor more than ninety (90) days prior to the Redemption Date to be specified in the notice, to the holders of the Notes at the holder's address as it shall appear on the Register of Notes, for a redemption price equal to one hundred percent (100%) of the unpaid principal amount plus all accrued interest to the Redemption Date. In the case of partial redemption, the particular Notes to be redeemed in whole or in part shall be selected pro rata or by lot at the election of Bank. The Notes may be redeemed in part only in the amount of Fifty Thousand Dollars ($50,000) each or integral multiples thereof. Upon any partial redemption of any Note, the Note shall be surrendered by the holder in exchange for a new Note for the unredeemed portion of the principal amount.

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    Subordination.  The principal and interest indebtedness of Bank evidenced by the Notes, including this Note, shall be subordinate and junior in right of payment to Bank's obligations to its depositors, its obligations under bankers' acceptances and letters of credit, and its obligations to its other creditors, including its obligations to any Federal Reserve Bank, the Federal Deposit Insurance Corporation ("FDIC"), and any rights acquired by the FDIC as a result of loans made by the FDIC to Bank or the purchase or guarantee of any of its assets by the FDIC pursuant to the provisions of 12 USC 1823(c), (d) or (e), whether now outstanding or hereafter incurred. In the event of any insolvency, receivership, conservatorship, reorganization, readjustment of debt, marshaling of assets and liabilities or similar proceedings or any liquidation or winding up of or relating to Bank, whether voluntary or involuntary, all such obligations shall be entitled to be paid in full before any payment shall be made on account of the principal of, or premium, if any, or interest, on the Note. In the event of any such proceedings, after payment in full of all sums owing on such prior obligations, the holder of the Note, together with other Notes and any other obligations of Bank ranking on a parity with the Notes, shall be entitled to be paid from the remaining assets of Bank the unpaid principal thereof and any unpaid premium, if any, and interest before any payment or other distribution, whether in cash, property, or otherwise shall be made on account of any capital stock or any obligations of Bank ranking junior to the Notes.

    Unconditional Promise To Pay.  Subject to any required approval of the OCC, no provision of this Note shall impair the obligation of Bank, which is absolute and unconditional, to pay the principal and any interest on this Note at the time and place and at the interest rate herein set forth.

    Default.  This Note shall become immediately due and payable, at the option of the holder (subject to the required prior approval of prepayment or payment pursuant to an acceleration clause by the Office of the Comptroller of the Currency ("OCC") should Bank no longer meet the certain OCC capital and supervisory requirements), without presentment or demand or any notice to Bank or any other person obligated, upon an event of default, defined as follows: (i) a default in the payment of any of the principal or interest, for a period of 15 days after such payment is due; (ii) a default (a) in the payment of any of the principal of or interest on any other indebtedness of Bank for borrowed money owing from Bank to Purchaser or (b) in the payment of any other material indebtedness of Bank for borrowed money to any party and, in either event, the continuance of such default beyond any period of grace provided for in the instrument or instruments evidencing such indebtedness; and (iii) a default (a) in the event the OCC shall take possession of the property and business of Bank or the appointment of a receiver or conservator of Bank or any other action or proceeding involving Bank shall be commenced against Bank under any reorganization, bankruptcy, arrangement, insolvency, readjustment or debt, dissolution or liquidation law or statute of the United States, and, if such possession is taken, receiver appointed, or such other actions or proceedings are instituted, Bank shall by any action indicate its approval of or consent to or acquiescence in the same or the same shall remain in effect and undismissed for thirty business (30) days; or (b) upon the occurrence of any such action or proceeding which involves Bank, if such action or proceeding shall have been commenced by Bank or if Bank makes an assignment for the benefit of creditors.

    If an event of default occurs, Bank shall immediately notify all holders of the Notes at their addresses listed in the Register of Notes that an event of default has occurred, specifying the nature of the default.

    Waivers.  Bank waives demand, presentment for payment, notice of nonpayment, notice of protest, and all other notices. If Purchaser is a depository institution, by acceptance of this Note, Purchaser is hereby deemed to waive any right of offset which it may have with respect to this Note.

    Transfer in Liquidation.  Notwithstanding any other provisions of this Note, including specifically those relating to subordination, events of default and covenants of Bank, it is expressly understood and agreed that the OCC or any receiver or conservator of Bank appointed by the OCC shall have the right in the performance of their legal duties, and as part of liquidation designed to protect or further the

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continued existence of Bank or the rights of any parties or agencies with an interest in, or claim against, Bank or its assets, to transfer or direct the transfer of the obligations of this Note to any bank or bank holding company selected by such official which shall expressly assume the obligation of the due and punctual payment of the unpaid principal, and interest, and premium, if any, on this Note and the due and punctual performance of all covenants and conditions; and the completion of such transfer and assumption shall serve to supersede and void any default, acceleration or subordination which may have occurred, or which may occur due or related to such transaction, plan, transfer or assumption, pursuant to the provisions of this Note, and shall serve to return the holder to the same position, other than for substitution of the obligor, it would have occupied had no default, acceleration or subordination occurred; except that any principal and interest previously due, other than by reason of acceleration, and not paid shall, in the absence of a contrary agreement by the holder of this Note, be deemed to be immediately due and payable as of the date of such transfer and assumption, together with the interest from its original due date at the rate provided for herein.

    Non-Stockholder Status.  The holder of this Note shall not be entitled to any of the rights and privileges of a stockholder of Bank and this Note shall not constitute a subscription for common stock of Bank for any purpose. This Note is not convertible into any common stock of Bank.

    Restrictions on Transfer.  No Purchaser of this Note and no person who at any time owns, holds, or has any interest in this Note, may sell or transfer this Note or any interest in this Note or receive any consideration for this Note or for any interest in this Note unless the transferee is an "accredited investor" as defined in Rule 501 of Regulation D promulgated by the Securities and Exchange Commission pursuant to the Federal Securities Act of 1933, as amended ("Rule 501") and such transfer is in compliance with the Capital Note Purchase Agreement between Purchaser and Bank and dated as of the date hereof.

    Neither Bank nor its registrar nor its transfer agent will record on its books the sale or transfer of this Note or any interest in this Note or issue any certificate or other document to evidence any sale or transfer unless the transferees have the qualifications described above. Prior to any such sale or transfer the holder of this Note or an interest in this Note, the holder must provide to Bank in writing all information regarding the proposed sale or transfer and the qualifications of the proposed transferee which Bank and Bank's legal counsel, in their sole discretion, deem necessary to establish that the proposed sale or transfer may be made.

    Expenses of Collection; Attorney's Fees.  If an event of default occurs in the payment of principal at maturity or the payment of interest on any Note at any time, Bank will pay to the holder of this Note such further amount as shall cover all reasonable costs and expenses of collection of this Note, including but not limited to reasonable attorneys' fees.

    Registered Holder Deemed Owner.  Bank may deem and treat the registered holder of this Note as the absolute owner thereof (whether or not such Note shall be overdue and notwithstanding any other notice of ownership or writing thereon made by anyone other than Bank) for the purpose of receiving payment thereof or on account of interest thereon and for all other purposes, and neither Bank nor any registrar shall be affected by any notice to the contrary.

    Surrender of Note.  This Note shall be surrendered to Bank for cancellation or exchange when the principal and interest thereon have been paid in full or upon a partial or full redemption by Bank in accordance with the provisions hereof.

    Governing Law.  This Note shall be governed by and construed in accordance with the laws of the State of California.

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    Severability.  Any provisions of this Note which may be prohibited by law or otherwise held invalid shall be ineffective only to the extent of such prohibition or invalidity and shall not invalidate or otherwise render ineffective any remaining provisions of this Note.

    Headings.  All section headings used in this Note are for convenience of reference only and shall not control or affect the meaning or construction of this Note.

    Entire Agreement.  This Note and the Capital Note Purchase Agreement to which it refers together constitute the entire agreement between Bank and Purchaser with respect to the sale and issuance of Notes and no statement, representation, warranty or covenant has been made by either party with respect thereto except as expressly set forth herein.

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    THE NOTE REPRESENTED BY THIS DOCUMENT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR ANY PROVISIONS OF THE NATIONAL BANK ACT, AND IS A RESTRICTED SECURITY. THIS SECURITY MUST BE HELD INDEFINITELY UNLESS IT IS SUBSEQUENTLY REGISTERED UNDER THE ACT OR THE NATIONAL BANK ACT, AS APPLICABLE, OR AN OPINION OF COUNSEL FOR THE PROPOSED TRANSFEROR IS DELIVERED TO THE COMPANY, WHICH OPINION SHALL, IN FORM AND SUBSTANCE, BE REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL AND SHALL STATE THAT AN EXEMPTION FROM SUCH REGISTERATION IS AVAILABLE.

    THE SECURITY EVIDENCED BY THIS NOTE HAS NOT BEEN QUALIFIED UNDER THE CALIFORNIA CORPORATE SECURITIES LAW OF 1968, AS AMENDED (THE "CSL"), AND IS ALSO RESTRICTED UNDER THE PROVISIONS OF THAT LAW. THIS SECURITY MUST BE HELD INDEFINITELY UNLESS IT IS SUBSEQUENTLY QUALIFIED UNDER THE CSL OR IS OTHERWISE EXEMPT FROM QUALIFICATION UNDER THAT LAW."

    IN WITNESS WHEREOF, NARA BANK, NATIONAL ASSOCIATION, has caused this Note to be signed in its name by the signature of its            on this      day of September 1999.

NARA BANK, NATIONAL ASSOCIATION
By
Name
Title
ACKNOWLEDGED AND AGREED:
Date: September , 1999
PURCHASER

By
Name
Title

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ASSIGNMENT

(To be executed only upon assignment of Capital Note)

    IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, UNLESS THE TRANSFEREE IS AN ACCREDITED INVESTOR, AS DEFINED IN REGULATION D OF THE FEDERAL SECURITIES ACT OF 1933, AND UNLESS SUCH TRANSFER IS MADE IN COMPLIANCE WITH THE CAPITAL NOTE PURCHASE AGREEMENT, DATED AS OF THE DATE HEREOF, BETWEEN BANK AND PURCHASER.

    For value received,          hereby sells, assigns and transfers unto          the within Note, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint          , attorney, to transfer said Note on the books of the within-named Bank, with full power of substitution in the premises.

Dated , .
(NOTE: The above signature should correspond exactly with the name on the face of the Capital Note to be assigned.)

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QuickLinks

SUBORDINATED NOTE PURCHASE AGREEMENT
ARTICLE I RECITALS
ARTICLE II PURCHASE AND SALE OF NOTES
ARTICLE III REPRESENTATIONS AND WARRANTIES
ARTICLE IV CONDITIONS PRECEDENT TO THE CLOSING
ARTICLE V COVENANTS
ARTICLE VI MISCELLANEOUS
EXHIBIT A [FORM OF SUBORDINATED NOTE]
EXHIBIT B [FORM OF PURCHASER QUESTIONNAIRE]
EXHIBIT C NOTE LEGEND
NARA BANK, NATIONAL ASSOCIATION SUBORDINATED NOTE
ASSIGNMENT